EXHIBIT I - 1


                   Utility Subsidiaries Financing Arrangements

     1.   South Carolina Electric & Gas Company ("SCE&G"):

          (i)  Commercial Paper facilities

          o $250 million of commercial paper program, backed by revolving credit facilities with various banks in the amount of $225 million (of which $175 million are 364-day credit agreements expiring in June, 2000 and $75 million are 3-year credit agreements expiring in June, 2002) and committed bank lines in the amount of $25 million with various banks expiring at various dates between 4/30/2000 and 7/31/2000.

          o    SCE&G guarantees the obligations of South Carolina Fuel Company's
               $125  million   commercial   paper/revolving   credit  facilities
               program.

          (ii) First and Refunding Mortgage Bonds

               Amount                    Interest Rate             Maturity Date
               ------                    -------------             -------------
               $130.771 million               9%                      7/15/2006
               $113.450 million               8 7/8%                  8/15/2021

          (iii) First Mortgage Bonds

                Amount                    Interest Rate            Maturity Date
                ------                    -------------            -------------
                $100.0 million                 7 5/8%                   6/1/2023
                $100.0 million                 6%                      6/15/2000
                $150.0 million                 7 1/8%                  6/15/2013
                $150.0 million                 7 1/2%                  6/15/2023
                $100.0 million                 6 1/4%                 12/15/2003
                $100.0 million                 7.7%                    7/15/2004
                $100.0 million                 7 5/8%                   4/1/2025
                $100.0 million                 6 1/8%                   3/1/2009

          (iv) Pollution Control Facilities Revenues Bonds

                Amount                    Interest Rate            Maturity Date
                ------                    -------------            -------------
                $30.0 million                   5.7 %                  11/1/2024
                $6.025 million                  5.95%                   8/1/2003
                $63.12 million                  6.5%                    9/1/2014
                $4.365 million                  6.6%                    9/1/2014



                                    I - 2- 1

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          (v)  Other

          o    $35 million in uncommitted bank lines of credit.

          o Department of Energy D&D Fund Obligations of $3,619,573 due 2007. $386,990 due each twelve months.

          o    Charleston   Franchise   Agreement--Transfer   Agreement:   $12.5
               million, due 8/1/2002; approximately $3.571 due annually.

          o Charleston Franchise Agreement--Environmental Agreement: $5.5 million, due 10/1/99.

          o CE&G guarantees the obligations of the $50 million of Preferred Securities of SCE&G Trust I, a wholly-owned subsidiary of SCE&G.

     2.   South Carolina Generating Company, Inc. ("GENCO"):

          o Pollution Control Facilities Revenue Bonds: $35.85 million at 6.5%, due 10/1/2014.

          o Senior Secured Note: $52.6 million at 7.78%, due 12/31/2011; $3.7 million due annually.

     3.   Public Service Company of North Carolina, Incorporated ("PSNC"):

          (i)  Senior Debentures

               Amount                    Interest Rate         Maturity Date
               ------                    -------------         -------------
               $6.25 million                   10%                10/1/2003
               $25.8 million                   10%                12/1/2004
               $32.0 million                   8.75%              6/30/2012
               $50.0 million                   6.99%              1/15/2026
               $50.0 million                   7.45%             12/15/2026

          (ii) Committed Lines of Credit

          o    $55 million with various banks, expiring 12/31/2000.

          (iii) Uncommitted Lines of Credit

          o    $70 million with various banks.


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